STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/20/1999
                                                             991395456 - 2402791

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HYPERDYNAMICS CORPORATION

     Hyperdynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES  HEREBY  CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Hyperdynamics Corporation be amended by adding the following to the Fourth Article thereof:

     Article IV of the Company's Articles of Incorporation is amended to add new sections (b) and (c) as follows:

                                   ARTICLE IV

     "(b) The aggregate number of shares of preferred stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of preferred stock, par value of $0.001. No share of preferred stock shall be issued until it has been paid for and it shall thereafter be non-assessable

     (c) The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Delaware law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Delaware law."

     SECOND: That at a meeting and vote of stockholders on August 26, 1999, these amendments were duly adopted in accordance with S222 and S242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Hyperdynamics Corporation has caused this certificate to be signed by Kent Watts, its President and attested by Ted Tarver, its Assistant Secretary, this 20th day of September 1999.

                                   Hyperdynamics  Corporation

                                   By:  /s/  Kent  Watts
                                        ----------------
                                        Kent  Watts,  President

ATTEST:

By:  /s/  Ted  Tarver
     ----------------
     Ted  Tarver,  Assistant  Secretary

THE STATE OF TEXAS   |
COUNTY  OF  HARRIS   |

     BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND  SEAL  of  office  this  2nd day of Sept. 1999.

                                   /s/  Esther  Ruiz
                                   -----------------
                                   NOTARY  PUBLIC  IN  AND  FOR
                                   THE  STATE  OF  TEXAS

[STAMP  OF  ESTHER  RUIZ  NOTARY  PUBLIC  SATE  OF  TEXAS]

THE STATE OF TEXAS   |
COUNTY  OF  HARRIS   |

     BEFORE ME, the undersigned authority, on this day personally appeared Ted Tarver, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND  SEAL  of  office  this  2nd day of Sept. 1999.

                                   /s/  Esther  Ruiz
                                   -----------------
                                   NOTARY  PUBLIC  IN  AND  FOR
                                   THE  STATE  OF  TEXAS

[STAMP  OF  ESTHER  RUIZ  NOTARY  PUBLIC  SATE  OF  TEXAS]